EXHIBIT 23(b)




                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements (Form S-8, Nos. 33-17196, 33-44822, 33-44877, 33-44876, 33-22459, 33-38491,
33-54075, 33-54079, 33-54077 and Form S-3, No. 33-36001) pertaining to various stock option and employee savings plans of Wellman, Inc. of our report dated 30 January 1997, with respect to the consolidated financial statements of Wellman International Limited and subsidiaries at 31 December 1996 and 1995, and for each of the three years in the period ended 31 December 1996, included in this Annual Report (Form 10-K) of Wellman, Inc.






KPMG
Chartered Accountants
Registered Auditors



Dublin, Ireland

20 March 1997